                            STOCK PURCHASE AGREEMENT





                                  BY AND AMONG

                    HOUSTON ECONOMIC OPPORTUNITY FUND, L.P.,

                                       AND

                                   CYNET, INC.





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                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of this 3rd day of February 2000, among Houston Economic Opportunity Fund, L.P., a Delaware limited partnership ("HEOF"), and CyNet, Inc., a Texas corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Company and HEOF desire to memorialize (i) an investment (the "Investment") by HEOF of one million six hundred thousand dollars ($1,600,000.00) into the Company in exchange for one million six hundred thousand shares of Series C Redeemable Callable Preferred Stock, no par value ("Series "C Preferred Stock"), of the Company and (ii) an exchange (the "Exchange") of one million seven hundred sixty six thousand four hundred twenty three shares (the "Exchange Shares") of Class A voting common stock, no par value ("Class A Common Stock"), of the Company for one million seven hundred sixty six thousand four hundred twenty three shares of Series D Redeemable Convertible Preferred Stock, no par value ("Series D Preferred Stock"), of the Company;

         NOW, THEREFORE, in consideration of their respective covenants, agreements, representations and warranties contained herein, the sufficiency of which are acknowledged by all parties, and intending to be legally bound, HEOF and the Company agree as follows:


                                   ARTICLE ONE

    ISSUANCE OF THE SERIES C PREFERRED STOCK AND THE SERIES D PREFERRED STOCK

1.01 ISSUANCE OF SERIES C PREFERRED STOCK. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and deliver the Series C Preferred Stock to HEOF, and HEOF shall purchase the Series C Preferred Stock from the Company for the subscription amount set forth in Section 2.01 below. At the Closing (defined below), the Company shall deliver to HEOF a stock certificate evidencing ownership of one million six hundred thousand shares of Series C Preferred Stock in the Company.

1.02 ISSUANCE OF SERIES D PREFERRED STOCK. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and deliver the Series D Preferred Stock to HEOF in exchange for receipt of the Exchange Shares, duly endorsed for transfer. At the Closing, the Company shall deliver to HEOF a stock certificate evidencing ownership of one million seven hundred sixty six thousand four hundred twenty three shares of Series D Preferred Stock in the Company.


                                   ARTICLE TWO

                                INVESTMENT AMOUNT

2.01 INVESTMENT AMOUNT. In connection with the purchase of the Series C Preferred Stock, HEOF shall pay One Million Six Hundred Thousand Dollars ($1,600,000.00) in cash to the Company (the "Subscription"). The Subscription shall be made to the Company on the Closing Date by wire transfer to the Company's bank account at "Wells Fargo Bank (12339 Jones Road, Houston, Texas 77070: Attn Bob Hastings) ABA# 121000248 for the account of CyNet, Inc., Account No. 0744691932", or by cashiers check payable to the Company.


                                  ARTICLE THREE

                                   THE CLOSING

3.01 CLOSING. The closing of the transactions contemplated herein (the "Closing") will take place at the offices of HEOF, 1400 Smith Street, Houston, Texas 77002-7361 at 3:00 p.m. on February 3, 2000 or at a place or time agreed upon by the parties (the "Closing Date").


                                     -2-
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                                  ARTICLE FOUR

                              DELIVERIES AT CLOSING

4.01     DELIVERIES AT CLOSING.

         (i) THE COMPANY'S OBLIGATIONS. At the Closing, the Company shall deliver to HEOF and its counsel the items set forth below against delivery of the items by HEOF as provided in Section 2.01 and Sections 4.01 (ii) below:

                  (1)      Fully executed Stock Purchase Agreement;
                  (2) Fully executed Secretary's Certificate (with incumbency signatures), certifying that the Company was incorporated and duly organized under Texas law, that attached thereto is a certified copy of the Articles of Incorporation (and all amendments thereto) of the Company as of a recent date and that no amendments have been made from the date thereof until the date hereof, that attached thereto is a copy of the Bylaws as in effect as of the date hereof, and that attached thereto is a copy of the Statements of the Powers, Designations, Preferences and Rights for the Series C Preferred Stock and Series D Preferred Stock adopted by the Board of Directors of the Company and filed with the Secretary of State of Texas
                  (3) Fully executed Stock Certificate - No. C-1 to HEOF representing one million six hundred thousand shares of Series C Preferred Stock of the Company; and
                  (4) Fully executed Stock Certificate - No. D-1 to HEOF representing one million seven hundred sixty six thousand four hundred twenty three shares of Series D Preferred Stock of the Company.

         (ii) HEOF OBLIGATIONS. At the Closing, HEOF shall deliver to the Company the items set forth below against delivery of the items by the Company and HEOF as provided in Section 4.01 (i):

                  (1)      Fully executed Stock Purchase Agreement;
                  (2) Stock Certificate No. 1065, fully executed for transfer in blank, representing one million seven hundred sixty six thousand four hundred twenty three shares of Class A Common Stock; and
                  (3) Fully executed Secretary's Certificate of HEOF Management Corp. (with incumbency signatures).


                                 ARTICLE FIVE A

                     COMPANY REPRESENTATIONS AND WARRANTIES

To induce HEOF to enter into this Agreement, the Company makes the following representations and warranties to HEOF:

5A.01    ORGANIZATION.

The Company is a Texas corporation duly organized and validly existing under the laws of the State of Texas. The Company has delivered to HEOF true, correct and complete copies of the Articles of Incorporation and Bylaws of the Company and such documents are in full force and effect as of the date of this Agreement.

5A.02    AUTHORITY.

The Company has duly authorized, executed and delivered this Agreement and this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company according to its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5A.03    GOVERNMENTAL AND OTHER AUTHORIZATIONS.

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Neither the Company's execution, delivery and performance of this Agreement, nor the Company's consummation of the transactions contemplated by this Agreement, require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any governmental or regulatory body, court, agency, official or authority (each, a "Governmental Authority").

5A.04    NON-CONTRAVENTION.

Neither the Company's execution, delivery and performance of this Agreement, nor the Company's consummation of the transactions contemplated by this Agreement, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the Articles of Incorporation or Bylaws of the Company or the terms of any series of preferred stock of the Company issued and outstanding,
(ii) contravene or conflict or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree currently in effect and binding upon or applicable to the Company, (iii) require any consent, approval or other action by any person, (iv) contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled, under any provision of (A) any agreement, contract, indenture, lease or other instrument binding upon the Company or (B) any license, franchise, permit or other similar authorization held by the Company or (v) result in the creation or imposition of any mortgage, pledge, security interest, lien, claim, charge, restriction, encumbrance or assessment of any kind (each, a "Lien") on any asset of the Company, and that, in the case of clauses (ii) through (v), would individually or in the aggregate have a Material Adverse Effect on the Company or its business.

5A.05    CAPITALIZATION.

The capital stock of the Company consists of 70,000,000 authorized shares of capital stock of which 60,000,000 are designated as common stock and 10,000,000 are designated as preferred stock, no par value ("Preferred Stock"). The common stock consists of 40,000,000 shares designated as Class A Voting Common Stock, no par value ("Class A Common Stock"), and 20,000,000 shares designated as Class B Nonvoting Common Stock, no par value ("Class B Common Stock"). The Company has 27,574,735 shares of Class A Common Stock, 2,124,121 shares of Class B Common Stock, 66,000 shares of Convertible Non voting Series A Preferred Stock, no par value ("Series A Preferred Stock"), and 50,832 shares of Convertible Non voting Series B Preferred Stock, no par value ("Series B Preferred Stock"), issued and outstanding as of December 31, 2000. After the issuance contemplated herein, the Company will have 27,574,735 shares of Class A Common Stock, 2,124,121 shares of Class B Common Stock, 66,000 shares of Series A Preferred Stock, 50,832 shares of Series B Preferred Stock, 1,600,000 shares of Series C Preferred Stock, and the 1,766,423 shares of Series D Preferred Stock (the "Capital Stock") issued and outstanding. All issued and outstanding shares of Capital Stock of the Company are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other subscription rights of any shareholder of the Company. Other than the Capital Stock, there are no outstanding (A) Class A Common Stock or Class B Common Stock (collectively, the "Common Stock") of the Company or other voting or ownership interests of the Company, (B) securities of the Company convertible into or exchangeable for Common Stock or other voting or ownership interest of the Company or (C) options, warrants, exchange rights, subscription rights or other agreements, commitments or rights to purchase or otherwise acquire from the Company, or agreements, commitments or obligations of the Company to issue or sell, any Common Stock, other voting or ownership interests or securities convertible into or exchangeable for Common Stock or other voting or ownership interests of the Company (the items in clauses (A), (B) and (C) being referred to collectively as the "Company Securities"), except for (i) the convertible capital stock, options and warrants disclosed in the Company's Registration Statement on Form SB-2 Registration No. 333-92099, dated December 3, 1999 (the "Registration Statement"), (ii) the $1,600,000 principal amount of Series A 8% Convertible Notes due 2002 (the "Debentures") to be issued on the date hereof and the Warrant to Purchase 160,000 shares of Class A Common Stock issued in connection with the Debentures and the Registration Right Agreement executed in connection therewith, (iii) the conversion privileges of the Series D Preferred Stock and the Debentures, (iv) the rights provided in the Investor Rights and Preferential Purchase Rights Agreement, dated September 30, 1999 and amended on November 29, 1999 and January 31, 2000, by and among the Company, certain members of management of the Company and HEOF, (v) the rights provided in the Registration Rights Agreement, dated September 30, 1999, by and among the Company and HEOF and (vi) the Subscription Agreement, dated July 22, 1998 and amended January 3, 2000, between the Company and CyNet Holdings, L.L.C. There are no outstanding obligations of the Company to sell, issue or deliver, or to repurchase, redeem or otherwise acquire, any Company Securities, except for (x) the rights of HEOF to put shares of Class A Common Stock to the Company provided in the Option Agreement, dated September 30, 1999 and amended on November 29, 1999, between the Company and HEOF and (y) the obligations of the Company to issue shares of Class A Common Stock and Class B Common Stock to the holders of the Series A Preferred Stock and the Series B Preferred Stock, respectively, upon conversion thereof.

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5A.06    SUBSIDIARIES.

Except as set forth in the Registration Statement, there are no subsidiaries of the Company.

5A.07    FINANCIAL INFORMATION.

The Company has delivered to HEOF a true, correct and complete copy of the financial statements of the Company as of September 30, 1999 ("Financial Statements"). The Financial Statements are unaudited and have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Company for the period indicated, subject to normal year-end audit adjustments. The Company represents and warrants that since the date of the Financial Statements no material changes have occurred within the Company which would have a Material Adverse Affect on the financial condition of the Company or its properties except as disclosed to HEOF in writing (the "Additional Information").

5A.08 SOLVENCY. The Company represents that as of the date hereof it is solvent.

5A.09    ABSENCE OF UNDISCLOSED LIABILITIES.

         The Company has no liabilities or obligations, except those liabilities or obligations that are disclosed in the Registration Statement or the Additional Information. To the best knowledge of the Company, there is no basis for any assertion against the Company of any liability or obligation of any nature or in any amount not disclosed in the Registration Statement or in the Additional Information. For purposes of this Agreement, the phrase "liabilities or obligations" includes any direct or indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or financial responsibility, whether accrued, absolute or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

5A.10    PROPERTIES.

All of the material assets and properties of the Company are reflected on the Financial Statements or disclosed in the Registration Statement. As of the Closing Date the Company, except as otherwise noted in the Financial Statements or disclosed in the Registration Statement, has good, valid and marketable title to all of the assets and properties, whether real, personal or mixed, tangible or intangible, of the Company free and clear of all Liens, except (a) Liens for current Taxes (as defined hereinafter) not delinquent or being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles as disclosed in the Registration Statement, and (b) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith as disclosed in the Registration Statement.

5A.11    PROPRIETARY RIGHTS.

Except as disclosed in the Registration Statement, the Company does not own, possess or use any patents, patent applications, trademarks, trademark applications, service marks, trade names, franchises, permits, copyrights and copyright registrations for its business (collectively, the "Patents and Trademarks").

5A.12    LITIGATION.

Except as disclosed in the Registration Statement, there is no action, suit, arbitration, investigation or legal, administrative or other proceeding (collectively, "Claims and Litigation") pending against or, to the best knowledge of the Company, threatened against or affecting, the Company before any court or arbitrator or any Governmental Authority. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding or issued by any Governmental Authority.

5A.13    MATERIAL CONTRACTS.

(i) Except for the agreements, contracts, plans, leases, arrangements and commitments, oral or written, formal or informal, disclosed in the Registration Statement, the Additional Information, the Financial Statements or any other Exhibits to this Agreement (collectively, "Contracts"), the Company is not a party to or subject to any other material contract.

(ii) Except as otherwise disclosed in the Registration Statement or the Additional Information, each Contract is a valid and binding agreement of the Company and is in full force and effect. The Company is not in default or breach under the terms of any Contract, and, to the best knowledge of the Company, no other party to any Contract is in default or breach under the terms of such Contract.

(iii) Except as otherwise disclosed in the Registration Statement or the Additional Information, the copies of the Contracts delivered to HEOF set forth the entire agreement between the parties to such Contracts pertaining to the subject matter contained therein and are correct and complete. There are no other material agreements, representations or understandings between or among the Company and the parties to the Contracts except as set forth in the Contracts.

(iv) Except as otherwise disclosed in the Registration Statement or the Additional Information, the Company has not received notice that any party to any of the Contracts intends to terminate any of the Contracts or to exercise or not to exercise any option under any Contract.

5A.14    TAXES.

The Company has: (i) timely filed, or joined in the filing of, all returns required to be filed by it with respect to all federal, state and local income, payroll, withholding, excise, sales, use, personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other taxes (all the foregoing taxes, including interest and penalties thereon and including estimated taxes, being hereinafter collectively called "Taxes");
(ii) paid all Taxes due, whether pursuant to such returns or otherwise, except those contested by it in good faith; (iii) paid all other Taxes for which a notice of or assessment or demand for payment has been received, except those contested in good faith; and (iv) adequately accrued and reserved for the payment of all Taxes not yet due and payable. All such returns have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of the corporation or person filing the same.

5A.15    INSURANCE.

The Company has obtained all required insurance and bonds necessary to operate its business as it is currently operated or required by the terms of the Company's Contracts.

5A.16     FULL DISCLOSURE.

To the best of the Company's knowledge, none of the representations and warranties made by the Company in this Agreement, the Registration Statement or in any Exhibit furnished by the Company, or on its behalf, contains any untrue statement of material fact, or omits to state any material fact the omission of which would be misleading considering the context in which such statements were made, which would have a Material Adverse Effect on the Company or its properties.


                                 ARTICLE FIVE B

                     INVESTOR REPRESENTATIONS AND WARRANTIES

HEOF (INDIVIDUALLY, AN "INVESTOR") HEREBY REPRESENTS AND WARRANTS THAT:

5B.01 AUTHORIZATION. HEOF has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5B.02 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with HEOF in reliance upon HEOF's representation to the Company, which by HEOF's execution of this Agreement HEOF hereby confirms, that the Series C Preferred Stock and the Series D Preferred Stock to be received by HEOF and the shares of Class A Common Stock into which the Series D Preferred Stock may be converted (the "Conversion Shares") (collectively, the "HEOF Securities") will be acquired for investment for HEOF's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that HEOF has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, HEOF further represents that HEOF does not have any contract, undertaking, agreement or

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arrangement with any person to sell, transfer or grant participations to HEOF or to any third person, with respect to any of the HEOF Securities.

5B.03 DISCLOSURE OF INFORMATION. HEOF believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series C Preferred Stock or the Series D Preferred Stock. HEOF further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series C Preferred Stock, the Series D Preferred Stock and the business, properties, prospects and financial conditions of the Company.

5B.04 INVESTMENT EXPERIENCE. HEOF is a sophisticated investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series C Preferred Stock and the Series D Preferred Stock. HEOF was not organized for the purpose of acquiring the Series C Preferred Stock or the Series D Preferred Stock.

5B.05 ACCREDITED INVESTOR. HEOF is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

5B.06 RESTRICTED SECURITIES. HEOF understands that the HEOF Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, HEOF represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

5B.07 TITLE TO SHARES. HEOF has good and indefeasible title to the Exchange Shares, free and clear of all pledges, liens, charges and other encumbrances whatsoever.

5B.08 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, HEOF further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section and the Investor Rights Agreement provided and to the extent this Section and such agreement are then applicable, and:

         (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

         (b) (i) HEOF shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, HEOF shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances, as reasonably determined by the Company.

         (c) Notwithstanding the provisions of Paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a partner of HEOF who withdraws after the date hereof, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were an original investor hereunder.

5B.08 LEGENDS. It is understood that the certificates evidencing the HEOF Securities will bear the following restrictive legend:

         "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. Except upon such registration, such shares may not be sold or transferred at any time whatsoever except upon delivery to the Company of an opinion of counsel satisfactory to the Company that registration is not required for such transfer and/or submission to the Company of such other evidence as may be satisfactory to the Company to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, and/or applicable state securities laws and/or any rule or regulation promulgated thereunder."


                                   ARTICLE SIX

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                   CONDITIONS PRECEDENT TO HEOF'S PERFORMANCE

The obligations of HEOF to purchase the HEOF Shares, make payment of its Subscription and surrender the Exchange Shares and complete the Closing are subject to the satisfaction or waiver, at or before the Closing Date, of all the conditions set out below in this Article Six. HEOF may waive any or all of these conditions in whole or in part without prior notice.

6.01     ACCURACY OF THE COMPANY'S REPRESENTATIONS.

All representations and warranties by the Company in this Agreement of a material nature will be true, correct and complete in all respects on and as of the Closing Date as though made on and as of the Closing Date.

6.02     PERFORMANCE BY THE COMPANY.

The Company will have performed, satisfied and complied with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Company on or before the Closing Date.

6.03     ABSENCE OF LITIGATION.

No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the Company (except as disclosed in the Registration Statement) or the transactions contemplated by this Agreement or to its Closing will have been instituted or, to the Company's knowledge, threatened on or before the Closing Date.

6.04     CONSENTS AND APPROVALS.

All certifications, consents or approvals necessary to permit consummation of the Closing will have been received on or before the Closing Date.

6.06     LEGAL REPRESENTATION.

The Company acknowledges that it has the opportunity to seek and receive legal advice from its own legal counsel on all the documents involved in this transaction.


                                  ARTICLE SEVEN

                CONDITIONS PRECEDENT TO THE COMPANY'S PERFORMANCE

The obligations of the Company to issue the HEOF Shares for the Subscription and surrender of the Exchange Shares and complete the Closing are subject to the satisfaction, at or before the Closing Date, of all the conditions in this Article Seven. The Company may waive any or all of these conditions in whole or in part without prior notice.

7.01     ACCURACY OF REPRESENTATIONS.

All representations and warranties by HEOF in this Agreement of a material nature will be true, correct and complete in all respects on and as of the Closing Date as though made on and as of the Closing Date.

7.02     PERFORMANCE.

HEOF will have performed, satisfied and complied with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by such person on or before the Closing Date.

7.03 PAYMENT OF PURCHASE PRICE. HEOF shall have delivered the subscription price and the Exchange Shares specified in Article One.

7.04     LEGAL REPRESENTATION.

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

HEOF acknowledges that it has sought and received legal advice from its own legal counsel on all the documents involved in this transaction.


                                  ARTICLE EIGHT

                                OTHER AGREEMENTS

8.01     CONVERSION OF PREFERRED STOCK

The Company agrees to exercise its mandatory conversion rights with respect to the Series A Preferred Stock and Series B Preferred Stock on or before the Closing Date, convert all of the outstanding shares of Series A Preferred Stock and the Series B Preferred Stock into Class A Common Stock and Class B Common Stock, respectively, within thirty (30) days after the date hereof and to retire the Series A Preferred Stock and Series B Preferred Stock immediately after such conversion.


                                  ARTICLE NINE

                                FORM OF AGREEMENT

9.01 SURVIVAL OF WARRANTIES. The warranties and representations of the Company and HEOF contained in or made pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or HEOF.

9.02     MODIFICATION AND WAIVER.

No supplement, modification, or amendment of this Agreement is binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement is deemed, or constitutes, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver is binding unless executed in writing by the party making the waiver.

9.03     COUNTERPARTS.

This Agreement may be executed simultaneously in one or more counterparts, each of which is deemed an original, but all of which together constitute one and the same instrument. The parties may deliver executed counterparts by telecopier which counterparts have the same effect as the Agreement itself.

9.04     GOVERNING LAW.

This Agreement is construed according to, and governed by, the laws of the State of Texas, conflict of laws provisions notwithstanding. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed according to their specific terms or were otherwise breached. It is accordingly agreed that the parties are entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Southern District of Texas or any Texas state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court located in the Southern District of Texas or any Texas state court if any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the Southern District of Texas or any Texas state court.

9.05     DEFINITIONS.

For purposes of this Agreement:

         (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b) "Material Adverse Effect" on a party means a material adverse effect upon the financial condition, results of operations, business, properties, assets or operations of such party;

         (c) "Person" means an individual, corporation, company, joint venture, association, trust, unincorporated organization or other entity;

         (d) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting Company interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

9.06     INTERPRETATION.

When a reference is made in this Agreement to an Article, Section, or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

9.07     ENTIRE AGREEMENT: NO THIRD-PARTY BENEFICIARIES.

This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) are not intended to confer upon any person other than the parties any rights or remedies.

9.08     EFFECTIVE DATE OF THIS AGREEMENT.

This Agreement is effective as of the date first written above upon the execution hereof by HEOF and the Company.

9.09     FINDER'S FEES.

Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction except as described herein.

9.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.


                                   ARTICLE TEN

                             SUCCESSORS AND ASSIGNS

10.01    SUCCESSORS AND ASSIGNS; ASSIGNMENT.

This Agreement is binding on, and inures to the benefit of, the parties hereto and their respective heirs, legal representatives, successors, and assigns.

                                 ARTICLE ELEVEN

                                    REMEDIES

11.01    INDEMNITY.

         (a) Each party shall defend, indemnify and save and hold harmless the other party, and its partners, directors, officers, employees and agents against all Liabilities that relate to the breach of any of the terms, covenants, conditions or representations of this Agreement; or such party's misrepresentations or breaches of warranty contained in this Agreement or any of the documents entered into or delivered in connection herewith.

         (b) The right to indemnification set forth in this Section 11.01 survives this Agreement.

         (c) As used in this Section 11.01, the following terms mean:

                  "Liabilities" means all debts, liabilities, obligations, losses, damages, costs and expenses (including, without limitation, prejudgment interest and post-judgment interest), penalties, fines, taxes, liens, court costs, judgments, awards, settlements, assessments, and attorneys' and accountants' fees and expenses (including, without limitation, those incurred in investigating and defending any items indemnified and those incurred in enforcing any indemnity obligation).

11.02    OTHER REMEDIES.

If any party, without legal cause, fails or refuses to consummate the transactions contemplated by this Agreement according to the terms and conditions hereof, then the other parties have all rights and remedies available at law or in equity, specifically including, but not limited to, the right of specific performance.

11.03    MEDIATION AFTER CLOSING.

         If, after the consummation of Closing, a dispute relating to this Agreement arises between the parties hereto, the parties agree to use the following procedure prior to any party pursuing other available remedies.

         (a) A meeting shall be held promptly between the parties, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.

         (b) If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation according to the Commercial Mediation Rules of the American Arbitration Association and to bear equally the costs of the mediation.

         (c) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within twenty (20) days from the conclusion of the negotiation period.

         (d) The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days.

11.04    MANDATORY ARBITRATION.

         If the parties are not successful in resolving the dispute through mediation as provided in Section 11.03 above, then the parties agree to submit the matter to binding arbitration in accordance with the rules and regulations of the American Arbitration Association located in or near Houston, Texas.

         Notwithstanding the foregoing, nothing herein or in Section 11.03 above is construed as limiting a party's right to seek at any time injunctive relief from any court of appropriate jurisdiction.

                                 ARTICLE TWELVE

                                     NOTICES

12.01    NOTICES

All notices, claims, requests, demands and other communications under this Agreement must be in writing and are deemed duly given or made on the date of service if served personally or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed:

         (a) if to Houston Economic Opportunity Fund, L.P., addressed to it at:

         Houston Economic Opportunity Fund, L.P.
         1400 Smith Street
         Houston, Texas 77002
         Attention: President

         with copies to:

         Houston Economic Opportunity Fund, L.P.
         1400 Smith Street
         Houston, Texas 77002
         Attention: Donna Lowry

         and

         T. D. Warner & Associates, P.C.
         4410 Montrose Boulevard
         Houston, Texas 77006
         Attention: T. Deon Warner


         (b) if to the Company, addressed to:

         CyNet, Inc.
         12777 Jones Road, Suite 400
         Houston, Texas 77070
         Attention: President

         with copies to:

         Samuel C. Beale
         Vice President and General Counsel
         CyNet, Inc.
         12777 Jones Road, Suite 400
         Houston, Texas 77070

         and

         James J. Spring, III
         Chamberlin, Hrdlicka, White, Williams & Martin
         1200 Smith Street, Suite 1400
         Houston, Texas 77002

Any party may change its address for the purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first written above.


HOUSTON ECONOMIC OPPORTUNITY FUND, L.P.

BY:  HEOF Management Corp.
Its corporate general partner


BY: /s/ Gene E. Humphrey
   ------------------------------------
         Gene E. Humphrey
         President




CYNET, INC.


By: /s/ Bernard B. Beale
   -------------------------------------
     Bernard B. Beale, Vice President


                                     -14-